Exhibit 99.1

newsrelease

CTS CORPORATION  Elkhart, Indiana 46514 • 574-523-3800

April 27, 2015

FOR RELEASE:  Immediately

CTS ANNOUNCES FIRST QUARTER 2015 RESULTS

1Q 2015 Earnings on Track; Strong New Business Awards;

Expands Share Buyback Program

Elkhart, IN. CTS Corporation (NYSE: CTS) announced 1st quarter 2015 results.

•                  Sales were $98.3 million, down 2.4% compared to the first quarter of 2014, driven primarily by an unfavorable currency impact of $2.3 million as the US Dollar appreciated against the Euro and Chinese Renminbi.

•                  GAAP earnings were $6.3 million, or $0.19 per diluted share, compared to $5.1 million, or $0.15 per diluted share from continuing operations in the first quarter of 2014.

•                  Adjusted EPS was $0.20, compared to $0.19 in the first quarter of 2014.

•                  Currency impacted net earnings unfavorably by $1.7 million due to balance sheet translation of assets denominated in European currencies.

First quarter sales to automotive customers declined $3.7 million year-over-year primarily due to unfavorable currency impact of $2.3 million. Sales of electronic components increased $1.3 million year-over-year. CTS received $192 million in new business awards in the first quarter.

“We continued to execute well in the first quarter of 2015 although currency impacted our top line and earnings unfavorably,” said Kieran O’Sullivan, CEO of CTS Corporation. “We recorded our strongest new business awards since we began reporting in the second quarter of 2013. We are following our strategic plan and transitioning our focus to Sense | Connect | Move.”

CTS is expanding its share buyback program by $25 million. Including the remaining portion of the previous authorization, the total program has increased to approximately $32 million.

2015 Guidance

Management reaffirms its guidance for full year 2015 sales in the range of $400 to $430 million and adjusted earnings per diluted share in the range of $0.98 to $1.10. Currency continues to be a concern and may unfavorably impact Management’s guidance by 2-3% on sales and 5-8 cents on earnings.

Conference Call

As previously announced, the Company has scheduled a conference call on Tuesday, April 28 2015 at 11:00 a.m. (EDT).  The dial-in number for the conference call is 888-500-6950 (719-325-2464, if calling from outside the U.S.). The conference I.D. number is 1987752. There will be a replay of the conference call from 2:00 p.m. (EDT) on Tuesday, April 28, 2015 through 2:00 p.m. (EDT) on Tuesday, May 12, 2015. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 1987752. Also, please note that a live audio webcast of the conference call will be available and can be accessed directly from the website of CTS Corporation www.ctscorp.com.

About CTS

CTS is a leading designer and manufacturer of electronic components and sensors to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS’ stock is traded on the NYSE under the ticker symbol “CTS.”

Safe Harbor

This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management’s expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: changes in the economy generally and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition our businesses; rapid technological change; general market conditions in the automotive, communications, and computer industries, as well as conditions in the industrial, defense and aerospace, and medical markets; reliance on key customers; unanticipated natural disasters or other events; the ability to protect our intellectual property; pricing pressures and demand for our products; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters as well as any product liability claims; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of the Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:	Ashish Agrawal, Vice President and Chief Financial Officer
CTS Corporation, 1142 West Beardsley Avenue, Elkhart, IN 46514
Telephone 574-523-3800

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended
	March 29,	March 30,
	2015	2014

Net sales	$98,311	$100,706

Costs and expenses:
Cost of goods sold	66,175	70,091
Selling, general and administrative expenses	15,711	13,641
Research and development expenses	5,199	5,626
Restructuring and impairment charges	738	503

Operating earnings	10,488	10,845

Other (expense) income :
Interest expense	(588)	(613)
Interest income	788	564
Other	(1,684)	(1,771)
Total other (expense) income	(1,484)	(1,820)

Earnings before income taxes	9,004	9,025

Income tax expense	2,717	3,945

Net earnings	$6,287	$5,080

Net earnings per share:
Basic	$0.19	$0.15

Diluted	$0.19	$0.15

Cash dividends declared per share	$0.040	$0.040

Average common shares outstanding:
Basic	33,411	33,708

Diluted	33,935	34,280

CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION

Earnings per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended
	March 29,	March 30,
	2015	2014

GAAP diluted earnings per share	$0.19	$0.15

Tax affected charges to reported diluted earnings per share:
Restructuring and related charges	0.01	0.02
Tax asset write-off related to restructuring	—	0.02
Adjusted diluted earnings per share	$0.20	$0.19

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended
$ In thousands	March 29,	March 30,
Expense	2015	2014
Depreciation and Amortization	$4,065	$4,248
Equity Based Compensation	$1,520	$779

OTHER SUPPLEMENTAL INFORMATION

(continued)

Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis.  Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance.  Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles.  CTS’ management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies.  CTS believes that this measure is useful to its management, investors and stakeholders in that it:

• provides a meaningful measure of CTS’ operating performance,

• reflects the results used by management in making decisions about the business, and

• helps review and project CTS’ performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

CTS Corporation and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands of dollars)

	March 29,	December 31,
	2015	2014

Cash and cash equivalents	$138,333	$134,508
Accounts receivable, net	67,056	56,894
Inventories	28,580	27,887
Other current assets	20,741	21,112
Total current assets	254,710	240,401

Property, plant and equipment, net	70,462	71,414
Other Assets
Prepaid pension asset	34,304	32,099
Goodwill	32,047	32,047
Indefinite-lived intangible asset	690	690
Other intangible assets, net	34,929	35,902
Deferred income taxes	42,586	43,120
Other	1,469	1,253
Total other assets	146,025	145,111
Total Assets	$471,197	$456,926

Accounts payable	$44,168	$43,343
Accrued payroll and benefits	9,211	11,283
Accrued liabilities	29,471	25,356
Total current liabilities	82,850	79,982

Long-term debt	83,200	75,000
Post retirement obligations	2,963	3,049
Other long-term obligations	9,050	9,106
Shareholders’ equity
Common stock	300,706	299,892
Additional contributed capital	39,554	39,153
Retained earnings	385,100	380,145
Accumulated other comprehensive loss	(104,165)	(104,233)
Total shareholders’ equity before treasury stock	621,195	614,957
Treasury stock	(328,061)	(325,168)
Total shareholders’ equity	293,134	289,789
Total Liabilities and Shareholders’ Equity	$471,197	$456,926